Exhibit 99.1

       Capstone Turbine Announces Fiscal Third Quarter Results

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 5, 2004--Capstone Turbine Corporation (Nasdaq:CPST) (www.microturbine.com), the world's leading microturbine power systems manufacturer, today reported results for its third fiscal quarter ended December 31, 2003.
    Revenue for the quarter was $3.3 million as compared with $3.6 million in the period a year ago. Capstone's CEO, John Tucker, said, "Our performance was off versus expectations due to some adjustments in deliveries to accommodate our customers' needs. However, we had a good order rate of 4.3 megawatts and we exited the quarter with 6.2 megawatts of product in backlog."
    For the third quarter of fiscal 2004, Capstone's net loss was $11.6 million, or ($0.14) per share compared to a net loss of $20.7 million or ($0.26) per share during the third quarter of fiscal year 2003.
    Providing an update on the Company's progress, Tucker commented, "We are continuing to enhance the depth and talent in the organization. Since last quarter, we have recruited Vice Presidents for Quality, Service and Business Development as well as for two key sales positions, The Americas and International. We continue to attack our key priorities of improving the robustness of our products, enhancing customer service and integrating the design and manufacturing process. Furthermore, we have initiated our strategic planning process which will establish a three-year roadmap for improved performance."
    Tucker continued, "We have been active in pursuing several new opportunities that pose long-term prospects for the business. These new prospects span from biogas installations in Europe, to numerous projects that integrate our microturbines into larger power-packs. These power-packs range from 240-kilowatts used by UTC Power, a division of United Technologies Corporation, in their Pure Comfort 240, a combined cooling and power product; to 270-kilowatts, soon to be installed in support of the Ground Mid-Course Defense Project, to an 840-kilowatt package being developed for industrial and remote power use in Nigeria. Additionally, our distributors continue to develop exciting opportunities for Capstone MicroTurbines(TM) and we will be considering these opportunities in our strategic planning evaluations."
    In summary, Tucker concluded, "We are making significant progress on our targeted priorities and, with the development of our strategic plan, we look forward to charting a positive course for Capstone's future."

    Third Quarter Financial Highlights

    Gross loss in the third quarter of the fiscal year was $3.1 million, compared to $12.4 million for the same period a year ago. Last year's third quarter included a $5.0 million charge for the partial impairment of the recuperator core manufacturing facility and a $3.6 million charge to adjust the warranty reserve balance. In the current period, the Company recorded $1.2 million in warranty costs related to accommodations made to Japanese distributors.
    Research and development ("R&D") costs were $3.0 million in the period compared to $2.0 million in the third fiscal quarter of 2003. Costs in fiscal 2003 were reported net of $1.5 million in contract offsets. While R&D spending decreased $0.5 million between periods, the lack of contract reimbursement offsets in the current period resulted in an increase in reported R&D costs of $1.0 million. Capstone reported that it has suspended billing the Department of Energy ("DOE") for the AMTS program, which funds development of Capstone's C200 product, because of a current lack of committed funding. The Company noted, however, that it intends to resume billings under the program when the DOE receives additional funding appropriations for the project.
    Selling, general and administrative expenses decreased to $5.7 million from $6.8 million a year ago reflecting lower spending rates in the current period.
    As of December 31, 2003, Capstone had $111.7 million in cash and cash equivalents, with no long-term debt. The company's cash utilization was $8.2 million in the current quarter compared to a use of $4.0 million in the same period a year ago. This change primarily reflects $4.0 million in proceeds from sale of stock a year ago.

    Conference call

    The company will host a conference call today, Thursday, February 5, at 2:00 p.m. Pacific Time, to further review the company's third fiscal quarter results. Access to the live broadcast and a replay of the webcast will be available until May 5, 2004 through the Company's web site: www.microturbine.com.

    About Capstone Turbine

    Capstone Turbine Corporation (www.microturbine.com)(Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems. In 1998, Capstone was the first to offer commercial power products utilizing microturbine technology, the result of more than ten years of focused research. Capstone Turbine has sold and shipped more than 2,500 commercial production Capstone MicroTurbine(TM) systems to customers worldwide. These award-winning systems have logged more than 5 million hours of operation.

    This press release contains "forward-looking statements," as that term is used in the federal securities laws, about Capstone's business, with regard to its ability to address its market challenges, identify and successfully develop the market opportunities with strong potential, develop and implement a successful business strategy, improve the robustness of its products, improve its customer service, and drive change in the business. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Such factors include, but are not limited to:


    1) Market acceptance and trends;
    2) The ability to enhance the quality and reliability of Capstone's products;
    3) The limited operating history characterized by net losses;
    4) The abilities of new management to effect beneficial changes;
    5) The ability of the Company to develop and/or retain the distribution channels necessary to support planned sales;
    6) The ability of Capstone to successfully execute its production and marketing plans; and
    7) Other factors detailed in the Company's filings with the Securities and Exchange Commission.


    Capstone cautions readers not to place undue reliance on these statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    "Capstone Turbine Corp." is a registered trademark of Capstone Turbine Corporation. All other trademarks mentioned in this press release are the property of their respective owners.


                     CAPSTONE TURBINE CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                             December 31,   March 31,
                                                2003          2003
                                           ------------- -------------
                  Assets
Current Assets:
 Cash and cash equivalents                 $111,719,000  $132,584,000
 Accounts receivable, net of allowance
  for doubtful accounts and sales returns
  of $508,000 at September 30, 2003 and
  $414,000 at March 31, 2003                  2,406,000     3,748,000
 Inventory                                    9,149,000    12,121,000
 Prepaid expenses and other current assets    1,719,000     1,341,000
                                           ------------- -------------
  Total current assets                      124,993,000   149,794,000
                                           ------------- -------------
Equipment and Leasehold Improvements:
 Machinery, equipment, and furniture         21,136,000    23,914,000
 Leasehold improvements                       8,499,000     8,480,000
 Molds and tooling                            4,345,000     4,365,000
                                           ------------- -------------
                                             33,980,000    36,759,000
 Less accumulated depreciation and
  amortization                               17,749,000    16,857,000
                                           ------------- -------------
  Total equipment and leasehold
   improvements, net                         16,231,000    19,902,000
                                           ------------- -------------

Non-Current Portion of Inventory              4,783,000     4,412,000
Intangible Asset, net                         1,761,000     1,961,000
Other Assets                                    472,000       578,000
                                           ------------- -------------
  Total                                    $148,240,000  $176,647,000
                                           ============= =============

   Liabilities and Stockholders' Equity
Current Liabilities:
 Accounts payable                            $2,282,000    $2,156,000
 Accrued salaries and wages                   1,725,000     1,472,000
 Other accrued liabilities                    1,888,000     1,117,000
 Accrued warranty reserve                     6,725,000     6,657,000
 Deferred revenue                             1,077,000     1,253,000
 Current portion of capital lease
  obligations                                   808,000     1,411,000
                                           ------------- -------------
  Total current liabilities                  14,505,000    14,066,000
                                           ------------- -------------
Long-Term Portion of Capital Lease
 Obligations                                    105,000       736,000

Other Long-Term Liabilities                   1,185,000     1,277,000

Commitments and Contingencies                        --            --

Stockholders' Equity:
    Common stock, $.001 par value;
     415,000,000 shares authorized;
     83,791,753 shares issued and
     83,240,545 shares outstanding
     at December 31, 2003;  81,700,735
     shares issued and 81,248,782 shares
     outstanding at March 31, 2003               84,000        82,000
 Additional paid-in capital                 529,652,000   527,188,000
 Accumulated deficit                       (396,238,000) (366,281,000)
 Less: Deferred stock compensation             (540,000)           --
    Less: Treasury stock, at cost; 551,208
     shares at December 31, 2003;
     451,953 shares at March 31, 2003          (513,000)     (421,000)
                                           ------------- -------------
  Total stockholders' equity                132,445,000   160,568,000
                                           ------------- -------------
  Total                                    $148,240,000  $176,647,000
                                           ============= =============


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                             Three Months Ended
                                                 December 31,
                                           2003               2002

Revenues                             $   3,251,000     $    3,643,000
Cost of Goods Sold                       6,359,000         16,049,000
Gross Loss                              (3,108,000)       (12,406,000)

Operating Expenses:
  Research and development               3,034,000          2,028,000
  Selling, general and administrative    5,688,000          6,779,000
  Impairment loss on marketing rights            -                  -
    Total operating expenses             8,722,000          8,807,000
Loss from Operations                   (11,830,000)       (21,213,000)
Interest Income                            302,000            574,000
Interest Expense                           (38,000)           (90,000)
Other Income                                (1,000)            (3,000)
Loss Before Income Taxes               (11,567,000)       (20,732,000)
Provision for Income Taxes                       -                  -
Net Loss                            $  (11,567,000)      $(20,732,000)

Weighted Average Common Shares
 Outstanding                            82,705,535         80,168,807

Net Loss Per Share of Common Stock
 - Basic and Diluted                $        (0.14)      $      (0.26)


                                              Nine Months Ended
                                                 December 31,
                                          2003                  2002

Revenues                             $  9,730,000        $ 14,938,000
Cost of Goods Sold                     17,649,000          33,981,000
Gross Loss                             (7,919,000)        (19,043,000)

Operating Expenses:
  Research and development              7,886,000           5,527,000
  Selling, general and administrative  15,007,000          23,486,000
  Impairment loss on marketing rights           -          15,999,000
    Total operating expenses           22,893,000          45,012,000
Loss from Operations                  (30,812,000)        (64,055,000)
Interest Income                         1,011,000           2,017,000
Interest Expense                         (154,000)           (292,000)
Other Income                               (2,000)              5,000
Loss Before Income Taxes              (29,957,000)        (62,325,000)
Provision for Income Taxes                      -                   -
Net Loss                             $(29,957,000)       $(62,325,000)

Weighted Average Common Shares
 Outstanding                           81,908,416          78,378,535

Net Loss Per Share of Common Stock
 - Basic and Diluted                 $      (0.37)       $      (0.80)

-

                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                                Nine Months Ended
                                                   December 31,
                                          ---------------------------
                                               2003          2002
                                          ------------- -------------
Cash Flows from Operating Activities:
  Net loss                                $(29,957,000) $(62,325,000)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
     Depreciation and amortization           4,747,000     6,808,000
     Impairment loss on fixed assets and
      manufacturing license                         --     5,016,000
     Impairment loss on marketing rights            --    15,999,000
     Provision for doubtful accounts and
      sales returns                            280,000        90,000
     Inventory write-down (recovery)          (313,000)    4,321,000
     Provision for warranty expenses         3,454,000     5,328,000
     Loss on disposal of equipment             243,000        65,000
     Non-employee stock compensation            74,000            --
     Employee and director stock
      compensation                             462,000       759,000
     Changes in operating assets and
      liabilities:
       Accounts receivable                   1,062,000       167,000
       Inventory                             2,914,000       331,000
       Prepaid expenses and other current
        assets                                (378,000)   (1,027,000)
       Other assets                                 --       100,000
       Accounts payable                        126,000     1,543,000
       Accrued salaries and wages and
        deferred compensation                  227,000       791,000
       Other accrued liabilities               705,000       867,000
       Accrued warranty reserve             (3,386,000)   (3,098,000)
       Deferred revenue                       (176,000)     (653,000)
                                          ------------- -------------
          Net cash used in operating
           activities                      (19,916,000)  (24,918,000)
                                          ------------- -------------
Cash Flows from Investing Activities:
  Acquisition of and deposits on fixed
   assets                                   (1,111,000)   (2,121,000)
  Proceeds from disposal of fixed assets        26,000            --
                                          ------------- -------------
          Net cash used in investing
           activities                       (1,085,000)   (2,121,000)
                                          ------------- -------------
Cash Flows from Financing Activities:
  Repayment of capital lease obligations    (1,162,000)     (994,000)
  Exercise of stock options and employee
   stock purchases                           1,390,000       200,000
  Net proceeds from issuance of common
   stock                                            --     3,985,000
  Purchase of treasury stock                   (92,000)     (206,000)
                                          ------------- -------------
          Net cash provided by financing
           activities                          136,000     2,985,000
                                          ------------- -------------
  Net Decrease in Cash and Cash
   Equivalents                             (20,865,000)  (24,054,000)
  Cash and Cash Equivalents, Beginning of
   Period                                  132,584,000   164,364,000
                                          ------------- -------------
  Cash and Cash Equivalents, End of
   Period                                 $111,719,000  $140,310,000
                                          ============= =============

Supplemental Disclosures of Cash Flow
 Information:
  Cash paid during the period for:
     Interest                                 $154,000      $292,000
     Income taxes                             $     --      $     --



    CONTACT: Capstone Turbine Corporation, Chatsworth, Calif.
             Investor Media: Alice Barsoomian, 818-734-5428
             General Media: Keith Field, 818-734-5465